Item 77Q(1)(d)
Touchstone Funds Group Trust
The following documents is included in the Registrant's Post-
Effective Amendment No. 70 filed with the SEC on September 30,
2013, (SEC Accession No. 0001104659-13-072992) and is
incorporated by reference herein:

Amended Rule 18f-3 Plan, with respect to the Touchstone
Arbitrage Fund dated August 26, 2013.